                  VOLKSWAGEN CREDIT AUTO MASTER TRUST 1996-1
- ------------------------------------------------------------------------------

                  Distribution Date Statement: June 17, 1996



a.  Aggregate Amount of Collections                              $238,328,839.15
    Aggregate Amount of Interest Collections                       $3,641,440.08
    Aggregate Amount of Principal Collections                    $234,687,399.07

b.  Series Allocation Percentage                                         100.00%
    Floating Allocation Percentage                                        72.16%
    Fixed Allocation Percentage                                              N/A

c.  Total Amount Distributed on Series 1996-1                      $1,805,004.06

d.  Amount of Such Distribution Allocable to Principal on 1996-1            0.00

e.  Amount of Such Distribution Allocable to Interest on 1996-1    $1,805,004.06

f.  Investor Default Amount                                                $0.00

g.  Draw Amount                                                            $0.00

h.  Investor Charge Offs                                                   $0.00
    Amounts of Reimbursements                                              $0.00

i.  Monthly Servicing Fee                                                  1.00%

j.  Expected Controlled Distribution Amount                                $0.00

k.  Invested Amount                                              $375,000,000.00

l.  Pool Factor                                                          100.00%

m.  Available Subordinated Amount                                 $68,257,946.75

n.  Reserve Fund Balance                                           $1,875,000.00

o.  Principal Funding Account Balance                                      $0.00
    Yield Supplement Account Balance                               $1,875,000.00

VW CREDIT, INC. -- SERVICER                                                                                            PAGE 1
12-JUN-96
                                        VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                           MONTHLY SERVICER REPORT INPUT AND SUMMARY PAGE
                                           ----------------------------------------------


TRANSACTION SUMMARY                From          To    Days           PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
- -------------------                ----          --    ----           --------------------------------------------------
Current Collection Period            5/15/96   6/14/96  31   Net losses as a % of Avg. Receivables Balance                     0.00%
                                                             (annualized)

Series Allocation                     100.00%                PORTFOLIO AND DEALERSHIP STATISTICS
 Percentage                                                  -----------------------------------

Initial Principal Balance    $375,000,000.00                 Used Vehicle Receivables' Balance                      $ 26,860,986.87
Outstanding Principal        $375,000,000.00                 Used Vehicle Percentage                                          5.380%
 Balance
Initial Principal Balance    $519,675,115.59                 Used Vehicle Percentage During Last Collection                   5.210%
 of Receivables for                                          Period
 Determination Date
Amount Invested in           $375,000,000.00                 Early Amortization Event?                                    NO
 Receivables on Series
 Issuance Date
Initial Invested Amount      $375,000,000.00                 Largest Dealer or Dealer Affiliation Balance           $ 19,097,732.69
Invested Amount at the       $375,000,000.00                 Largest Dealer Percentage                                        3.675%
 Beginning of Period
Invested Amount              $375,000,000.00
Required Subordinated        $ 68,257,946.75                 Aggregate Principal Amount of Receivables of           $ 17,808,508.74
 Amount                                                      Dealers over 2%
Excess Funded Amount         $          0.00                 Aggregate % Principal Amount of Receivables of                   3.427%
                                                             Dealers over 2%

Available Subordinated                   N/A                 SUMMARY OF COLLECTIONS
 Amount (previous period)                                    ----------------------
Inremental Subordinated
 Amount (previous period)                N/A
                                                             Aggregate Amount of Collections                      $238,328,839.15
RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT                    Aggregate Amount of Interest Collections             $  3,641,440.08
- ---------------------------
                                                             Investment Proceeds                                  $     16,679.16
Yield Supplement Account     $  1,875,000.00                 Aggregate Amount of Principal Collections            $234,687,399.07
 Initial Deposit
Yield Supplement Account     $  1,875,000.00                 Asset Receivables Rate                                         7.366%
 Beginning Balance
Yield Supplement Account     $  1,875,000.00                 Use Asset Receivables Rate?                                NO
 Required Amount
                                                             Carryover Amount (this Distribution Date)                        N/A
Reserve Fund Initial         $  1,875,000.00                 Total Carryover Amount                                           N/A
 Deposit
Reserve Fund Required        $  1,875,000.00
 Amount
Reserve Fund Beginning       $  1,875,000.00                 PAYMENT RATE INFORMATION
 Balance                                                     ------------------------

Outstanding Carryover        $          0.00                 Monthly Payment Rate                                           46.06%
 Amount - Beginning Balance
Yield Supplement Account     $          0.00                 Previous Collection Period Monthly Payment Rate                39.35%
 Draw Amount
Outstanding Carryover        $          0.00                 Monthly Payment Rate 3 months ago                              35.19%
 Amount - Ending Balance
Yield Supplement Account     $  1,875,000.00                 3-month Average Payment Rate                                   40.20%
 Balance - Ending Balance
Yield Supplement Account     $          0.00                 12-month Minimum Payment Rate                                  35.19%
 Required Deposit Amount
                                                             Early Amortization Event?                                  NO
Reserve Fund Draw Amount     $          0.00
Reserve Fund Ending Balance  $  1,875,000.00                 ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
                                                             ---------------------------------------------
Reserve Fund Required        $          0.00
 Deposit Amount
                                                             Extend Revolving Period?                                  YES
1-month LIBOR Rate                 5.4296900%                Last Day of Revolving Period                              N/A
 (annualized)
Certificate Coupon                 5.5896900%                Invested Amount as of Last Day of Revolving Period        N/A
 (annualized)
Prime Rate (annualized)            8.2500000%                Accumulation Period Length (months)                       N/A
Servicing Fee Rate                     1.000%                First Accumulation Date                             TO BE DETERMINED
 (annualized)
Excess Spread                      2.0403100%                Expected Final Payment Date                               N/A
                                                             Required Participation Percentage                               4.00%
TRUST PRINCIPAL RECEIVABLES                                  Principal Funding Account Balance                    $          0.00
- ---------------------------
                                                             Principal Payment Amount                             $          0.00
Pool Balance at the          $519,675,115.59                 Controlled Deposit Amount                            $          0.00
 Beginning of Period
Pool Balance at the Ending   $499,272,478.52
 of Period
Average Aggregate            $509,473,797.06                 TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
 Principal Balance                                           -----------------------------------------

Aggregate Principal          $234,687,399.07                CERTIFICATEHOLDERS
 Collections                                                ------------------
New Principal Receivables    $214,284,764.00                i.    Monthly Interest Distribution                    $  1,805,004.06
Receivables Added for        $          0.00                ii.   Monthly Servicing Fee Distribution               $    312,500.00
 Additional Accounts
Investor Default Amount      $          0.00                iii.  Reserve Fund Deposit Amount Distribution         $          0.00
Net Losses                   $          0.00                iv.  Investor Default Amount Distribution              $          0.00
Monthly Interest Accrued,    $          0.00                v.  Outstanding Carryover Amount Distribution          $          0.00
 but not Paid
Ineligible Receivables       $          0.00                vi. Yield Supplement Account Deposit Amount            $          0.00
                                                            Distribution                                           ---------------
Ineligible Receivables in    $          0.00                Excess Servicing                                       $    510,176.17
 Prior Collection Period
Defaulted Receivables in Ineligible and                                                                            $          0.00
 Overconc. Accounts
                                                            Excess Servicing (Previous Period)                     $    591,613.71
MISCELLANEOUS DATA
- ------------------
                                                            DEFICIENCY AMOUNT
                                                            -----------------
Recoveries on Receivables    $          0.00
 Written Off
Spread Over Prime for                   0.38%               Deficiency Amount                                      $           0.0
 Portfolio
Weighted Average Interest               8.63%               Draw Amount                                            $           0.0
 Rate


VW CREDIT, INCVW CREDIT,  INC. -- SERVICER                                                                                  PAGE 2
12-JUN-96
                                        VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                              SUMMARY
                                                              -------


                             COLLECTIONS                  ACCRUAL        DISTRIBUTION
                             -----------              --------------   ----------------
From:                          15-May-96
To:                            14-Jun-96
Days:                                 30

LIBOR RATE                     5.4296900%
(1 month)

SERIES #                               1   Active
VCI RATING:                      N/A

                                        TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
                                        --------------------------------------------------

                         SERIES                                          EXCESS         REQUIRED         REQUIRED       OUTSTANDING
SERIES  SERIES         ALLOCATION      INVESTED       SUBORDINATED       FUNDED       PARTICIPATION   PARTICIPATION     CERTIFICATE
NUMBER   NAME          PERCENTAGE       AMOUNT           AMOUNT          AMOUNT         PERCENTAGE         AMOUNT         BALANCE
- ------   ----          ----------       ------           ------          ------         ----------         ------         -------
        Trust                       $375,000,000.00  $68,257,946.75      $0.00             N/A      $15,000,000.00
1       Series 1996-1  100.00%      $375,000,000.00  $68,257,946.75      $0.00            4.00%     $15,000,000.00   $375,000,000.00

VW CREDIT, INC. -- SERVICER
12-JUN-96

                                    VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                  SERVICING CERTIFICATE
                                                  ---------------------

INITIAL AMOUNTS                                                                EXCESS SPREAD CALCULATION
- ---------------                                                                --------------------------
Initial Invested Amount                    $375,000,000.00                     Weighted Average Rate Charged to      8.63%
                                                                               Dealers
Invested Amount                            $375,000,000.00                     LIBOR                                 5.43%
Controlled Accumulation Amount             $          0.00                     Certificate Rate (LIBOR+16 b.p.)      5.59%
Required Subordinated Amount               $ 68,257,946.75                     Servicing Fee Rate                    1.00%
Annualized Servicing Fee Rate                         1.00%                    Investor Net Losses                   0.00%
                                                                                                                     ----
First Controlled Accumulation Date        TO BE DETERMINED                     Excess Spread                         2.04%
Accumulation Period Length (months)             N/A
Expected Final Payment Date                     N/A
Initial Settlement Date                          28-Mar-96
Required Participation Percentage                     4.00%
Subordinated Percentage                              14.29%

SERIES 1996-1 MONTHLY REPORTING
- -------------------------------

                                                                                       REQUIRED            EXCESS
                                           SERIES 1996-1        INVESTED             SUBORDINATED         FUNDING
PRINCIPAL RECEIVABLES                          TOTAL             AMOUNT                 AMOUNT             AMOUNT
- ---------------------                          -----             ------                 ------             ------
Series Allocation Percentage                        100.00%
Beginning Balance                          $375,000,000.00   $375,000,000.00             $68,257,946.75        0.00$
  Floating Allocation Percentage                     72.16%            72.16%
  Fixed Allocation Percentage                   N/A

Principal Collections                      $234,687,399.07   $234,687,399.07             N.A.               N.A.
New Principal Receivables                  $214,284,764.00   $214,284,764.00             N.A.               N.A.
Principal Default Amounts                  $          0.00   $          0.00             N.A.               N.A.
Receivables Added for Additional           $          0.00   $          0.00             N.A.               N.A.
 Accounts
Controlled Deposit Amount                  $          0.00               N/A             N.A.               N.A.
Principal Allocation Percentage
"Pool Factor"                                 100.00000000%

Ending Balance                             $375,000,000.00   $375,000,000.00             $68,858,107.41        0.00$
  Floating Allocation Percentage                     75.11%            75.11%


NON-PRINCIPAL RECEIVABLES
- -------------------------

Interest Collections                       $  2,627,680.24
Recoveries on Receivables Written Off      $          0.00
Investment Income                          $     16,679.16


VW CREDIT, INC. -- SERVICER                                         PAGE 4
12-JUN-96

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------


SUBORDINATED AMOUNT & RESERVE FUND           CURRENT      PREVIOUS
- ----------------------------------           -------      --------

Available Subordination Amount                       N/A       N/A
 (Previous)
  Required Subordination Draw Amount      $         0.00       N/A
  Reserve Fund Funds to Inv. Default      $         0.00       N/A
   Amount
  Excess Servicing (Previous Period)      $   591,613.71       N/A
                                          --------------
(a) Available Subordinated Amount?                   N/A       N/A

(b) Available Subordinated Amount?                   N/A       N/A

Available Subordinated Amount             $68,257,946.75       N/A

Incremental Subordinated Amount           $15,286,678.84       N/A
  Overconcentration Amount                $17,808,508.74       N/A

Beginning Reserve Fund Balance            $ 1,875,000.00       N/A
Reserve Fund Required Balance             $ 1,875,000.00       N/A
Reserve Fund Draw                         $         0.00       N/A
Reserve Fund Required Deposit             $         0.00       N/A
Reserve Fund Deposit Amount               $         0.00       N/A
Reserve Fund Release                      $         0.00       N/A
Ending Reserve Fund Balance               $ 1,875,000.00       N/A

REQUIRED INTEREST DISTRIBUTIONS
- -------------------------------

Available Interest Collections            $ 3,641,440.08       N/A
  Certificateholder Interest Collections  $ 2,627,680.24       N/A
  Subordinate Interest Collections        $   478,293.49       N/A
Investment Income                         $    16,679.16       N/A
Reserve Fund Balance                      $ 1,875,000.00       N/A
                                          --------------
Total Interest  Available                 $ 4,997,652.88       N/A

Interest Shortfall                        $         0.00       N/A
Additional Interest                       $         0.00       N/A
Carry-over Amount                         $         0.00       N/A
Carry-over Shortfall                      $         0.00       N/A
Additional Carry-over Shortfall           $         0.00       N/A

Monthly Servicing Fee                     $   424,561.50       N/A
Investor Monthly Servicing Fee            $   312,500.00       N/A